Exhibit 99.1

PRESS RELEASE

AGL Capital Corporation Prices Public Offering of $350 Million of Senior Notes

ATLANTA, May 16, 2016 — AGL Capital Corporation, a wholly owned financing subsidiary of AGL Resources Inc. (NYSE: GAS), priced a registered public offering of an aggregate principal amount of $350 million of senior notes due June 15, 2026 at an interest rate of 3.250%. The senior notes will be guaranteed by AGL Resources. The offering is expected to close on May 18, 2016.

The company estimates that the net proceeds from the offering will be approximately $346 million. The company expects to use approximately $300 million of the net proceeds from the sale of the senior notes to repay its 6.375% senior notes, which will mature on July 15, 2016, and the balance of the net proceeds to repay short-term indebtedness incurred under its commercial paper program and for other general corporate purposes.

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc. are the joint book-running managers for the offering.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any such offer will be made only by means of a prospectus and an accompanying prospectus supplement. Potential investors should read the prospectus, prospectus supplement and documents incorporated by reference therein carefully before making any investment decision. Copies of these documents are available for free on the internet at http://www.sec.gov/. Alternatively, you may obtain copies of the prospectus and prospectus supplement by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll free at 1-866-718-1649 or U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

About AGL Resources

AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services and midstream operations. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves over 1 million retail customers through its SouthStar Energy Services joint venture and its Pivotal Home Solutions subsidiary, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through its Sequent Energy Management subsidiary and ownership and operation of natural gas storage facilities. AGL Resources is a Fortune 500 company and member of the S&P 500 Index.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include, without limitation, statements regarding the amount and expected use of proceeds of the senior notes offering and the expected closing date of the offering. Although AGL Resources and AGL Capital believe these statements to be reasonable in view of the currently available information, there are a number of factors – many beyond the control of AGL Resources and AGL Capital – that could cause results to differ materially from these statements. These events, risks and uncertainties include general market conditions, the possibility that the conditions to closing the senior notes offering will not be satisfied or waived, unforeseen events that may necessitate the application of the net proceeds of the senior notes offering to other, more critical purposes. Events, risks and uncertainties which may cause actual events to differ materially from expectations also include, but are not limited to: (1) certain risks and uncertainties associated with the proposed merger of AGL Resources with The Southern Company, including, without limitation, (i) the possibility that the proposed merger does not close due to the failure to satisfy the closing conditions, including, but not limited to, a failure to obtain the remaining required regulatory approvals; (ii) delays caused by the remaining required regulatory approvals, which may delay the proposed merger or cause the companies to abandon the transaction; (iii) disruption from the proposed merger making it more difficult to maintain AGL Resources’ business and operational relationships and the risk that unexpected costs will be incurred during this process; (iv) the diversion of AGL Resources’ management time on merger-related issues; and (v) the timing of AGL Resources’ last quarterly dividend to holders of its common stock, if any, declared prior to the closing of the proposed merger; (2) changes in price, supply and demand for natural gas and related products; (3) the impact of changes in state and federal legislation and regulation including any changes related to climate matters; (4) actions taken by government agencies on rates and other matters; (5) concentration of credit risk; (6) utility and energy industry consolidation; (7) the impact on cost and timeliness of construction projects, including AGL Resources pipeline projects, from government and other approvals, project delays, adequacy of supply of diversified vendors, and unexpected changes in project costs; (8) the cost of funds to finance AGL Resources’ construction projects and AGL Resources’ ability to recover certain project costs from customers; (9) limits on pipeline capacity; (10) the impact of acquisitions and divestitures; (11) AGL Resources’ ability to successfully integrate operations that it has or may acquire or develop in the future; (12) direct or indirect effects on AGL Resources’ business, financial condition or liquidity resulting from any change in AGL Resources’ credit ratings, or the credit ratings of AGL Resources’ counterparties or competitors; (13) interest rate fluctuations; (14) financial market conditions, including disruptions in the capital markets and lending environment; (15) general economic conditions; (16) uncertainties about environmental issues and the related impact of such issues, including AGL Resources’ environmental remediation plans; (17) the capacity of AGL Resources’ gas storage caverns, which are subject to natural settling and other occurrences; (18) contracting rates at AGL Resources’ midstream operations storage business; (19) the impact of weather on the temperature-sensitive portions of AGL Resources’ business; (20) the impact of natural disasters, such as hurricanes, on the supply and price of natural gas; (21) acts of war or terrorism; (22) the outcome of litigation; (23) the effect of accounting pronouncements issued by standard-setting bodies; and (24) the matters set forth in the “Risk Factors” section and the narrative regarding forward-looking statements in AGL Resources’ Annual Report on Form 10-K for the year ended December 31, 2015 and the narrative regarding forward-looking statements in AGL Resources’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements are only as of the date they are made and AGL Resources and AGL Capital do not undertake to update these statements to reflect subsequent changes.

SOURCE: AGL Resources Inc.

Contacts:

Financial

Sarah Stashak

Director, Investor Relations

Office: 404-584-4577

sstashak@aglresources.com

Media

Kristie Swink Benson, APR

Director, PR & Media Relations

Office: 404-584-3167

kbenson@aglresources.com